UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 16, 2014 (December 12, 2014)
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STONEGATE MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)
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Ohio	001-36116	34-1194858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9190 Priority Way West Drive, Suite 300
Indianapolis, Indiana
(Address of principal executive offices)
Registrant’s telephone number, including area code: (317) 663-5100
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
Jim Cutillo, Chief Executive Officer of Stonegate Mortgage Corporation (the “Company”), and Steve Landes, President of NattyMac, LLC, each entered into separate prearranged stock trading plans to sell a limited amount of the Company’s shares of common stock, par value $0.01 per share (the “common stock”), for personal financial management purposes, designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policies regarding stock transactions (each, a “10b5-1 Plan”).
Mr. Cutillo’s 10b5-1 Plan allows for the sale of a maximum of 100,000 shares of the 739,720 shares of common stock he currently owns. Sales pursuant to his 10b5-1 Plan may begin as early as January 1, 2015 and will end no later than October 1, 2015.
Mr. Landes’s 10b5-1 Plan allows for the sale of a maximum of 120,000 shares of the 276,091 shares of common stock he currently owns. Sales pursuant to his 10b5-1 Plan may begin as early as January 15, 2015 and will end no later than December 31, 2016.
Each 10b5-1 Plan provides for sales of specified share amounts at specified market prices, subject to certain limitations, and each 10b5-1 Plan may terminate sooner than the dates specified above, in accordance with their terms.
Transactions made under the 10b5-1 Plans will be disclosed publicly through Form 4 filings with the U.S. Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of Company officers or directors, nor to report modifications or terminations of the aforementioned 10b5-1 Plan or the plan of any other individual.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STONEGATE MORTGAGE CORPORATION (Registrant)

Date: December 16, 2014	By:	/s/ Robert B. Eastep
Robert B. Eastep
Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)